Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No.'s 333-41001 and 333-60320 of I-Sector Corporation and subsidiaries, formerly Allstar Systems, Inc., ("I-Sector") each on Form S-8 of our report dated March 18, 2002, appearing in this Annual Report on Form 10-K of I-Sector for the year ended December 31, 2001.

Houston, Texas
March 27, 2002